EXHIBIT 10.1

                          FINANCIAL ADVISORY AGREEMENT

      This Agreement is made and entered into as of the 6th day of May, 2005, by and between Clayton Dunning & Company Inc. ("CDC") and DTOMI, Inc., (the "Company").

      In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purpose: The Company hereby engages CDC for the term specified in Paragraph 2 hereof to render financial advisory services to the Company upon the terms and conditions set forth herein.

2. Term: Except as otherwise specified in paragraph 4 hereof, this Agreement shall be effective from May 6, 2005 to May 31, 2006.

3. Duties of CDC: During the term of this Agreement, CDC shall provide the Company with such regular and customary financial advisory services as is reasonably requested by the Company, provided that CDC shall not be required to undertake duties not reasonably within the scope of this Agreement. It is understood and acknowledged by the parties that the value of CDC's financial advisory services is not readily quantifiable, and that although CDC shall be obligated to render the financial advisory services contemplated by this Agreement upon the reasonable request of the Company, in good faith, CDC shall not be obligated to spend any specific amount of time in so doing. CDC's duties may include but will not necessarily be limited to, providing recommendations concerning the following matters:

      a. Rendering financial advisory services with regard to any of the following corporate finance matters:

            i.    Changes in the capitalization of the Company;

            ii.   Changes in the Company's corporate structure;

            iii.  Redistribution of shareholdings of the Company's stock;

            iv.   Offerings of securities in public and private transactions;

            v.    Alternative uses of corporate assets;

            vi.   Structure and use of debt;

            vii.  Sales of stock by insiders pursuant to Rule 144 or otherwise;

            viii. Counsel management with respect to listing on a National
                  Exchange; and

            ix.   Strategic planning for the company.

      b. In addition to the foregoing, CDC agrees to furnish financial advisory services to the Company if requested in connection with (i) the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction (hereinafter referred to as a "Transaction"), and (ii) financings from financial institutions, including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings (hereinafter referred to as a "institutional financing").

4. Compensation: In consideration for the financial advisory services rendered by CDC to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof) going forward CDC shall be compensated as follows:

      a. Retainer: The Company agrees to pay CDC 500,000 shares of the Company's common stock upon execution of this agreement. The stock shall be issued in the name of CDC or as directed by an officer of CDC and shall be delivered within seven days of the signing of this agreement. The shares shall possess "piggy back" registration rights. If registration covering the sale of the stock is not effective within one year, the Company agrees to furnish a legal opinion covering the sale of the stock pursuant to Rule 144.

      b. Cash Compensation Pursuant to Arranging Funding: The Company agrees to compensate CDC in an amount of cash equal to 10% of all cash received by the Company from the sale of securities or any other financing arranged by CDC on behalf of the Company. The compensation will be directed to an account of CDC's choosing directly from escrow upon closing via federal funds pursuant to written instructions provided by CDC to the Company. For the purposes of the Agreement, a "Transaction" shall mean any Funding transaction originated by CDC, other than in the ordinary course of trade or business of the Company, other than a merger or acquisition.

      c. Equity Compensation Pursuant to Arranging Funding: The Company shall deliver to CDC a five (5) year Warrant to purchase that number of shares of the common stock of the Company equal to four percent (4%) of that number of shares of common stock sold by the Company, at a purchase price equal to the transaction price upon the successful completion of any financing arranged by CDC. The Warrant shall be issued in the name of CDC or as directed by the Chief Executive Officer of CDC, and shall be delivered within seven days of the closing of the Transaction. The shares underlying the Warrant shall possess "piggy back" registration rights to be registered as part of the next public registration of the Company's stock. In the event of a debt or institutional financing, the Warrant shall have the same terms except that the number of shares underlying the Warrant shall be equal to 4% of the funds received by the Company divided by the average closing bid price of the common stock of the Company for the 30 days prior to the closing of such debt or institutional financing.

      d. Merger and/or Acquisition. CDC shall be paid a cash fee equal to the "Double Lehman" formula based on the total value of any Merger and/or Acquisition transaction on which CDC acts as advisor to the Company. If the transaction is in total or in part an equity transaction, the value of the equity portion shall be based on the average trading price for the preceding 30 days before the closing of the transaction.

      All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to CDC in cash at the closing or closings of any transaction specified in Paragraph 4 hereof.

5. Expenses of CDC: In addition to the fees payable hereunder, and regardless of whether any transaction set forth in Paragraph 4 hereof is proposed or consummated, the Company shall reimburse CDC for its expenses on a non-accountable basis in a cash amount equal to three percent (3%) of all cash received by the Company pursuant to this Agreement. Such cash shall be payable to CDC in accordance with Section 4(b) hereof. In the event that CDC is not involved in a cash financing for the Company, the Company shall reimburse CDC for expenses in the form of a promissory note convertible into shares of common stock of the Company, with the principal amount of such note equal to 3% of the market value of any non-cash financing arranged by CDC pursuant to this agreement. The conversion price of such promissory note shall be equal to the average closing bid price for the shares of common stock of the Company for the 30 days prior to the closing of such non-cash financing.

6. Non-Renewal or Termination. In the event that this Agreement is not renewed, or if terminated for any reason, notwithstanding any such non-renewal or termination, CDC shall be entitled to full fees and expenses as provided under Paragraphs 4 and 5 hereof, for any transaction for which discussions were initiated during the term of this Agreement and which is consummated within a period of twelve months after non-renewal or termination of this Agreement.

7.    Non-Circumvention: Both CDC and the Company agree as follows:

      a. That each of the named Signatories, separately and individually, and their associates, hereby agree that they, or their corporations, partnerships, divisions, subsidiaries, employees, agents, consultants, principals, parents, or other business relations will not make any contract, deal, or agreement to provide debt or equity financing with any buyers, sellers, agents, or brokers introduced by any of the other Signatories, separately and individually, and their associates, without the express consent of the introductory Signatory; provided, however, that this Agreement will not apply to any entity with whom a Signatory has a pre-existing relationship or with whom a Signatory has previously held financial discussions. Such previously held discussions shall be listed under a separate attachment. This Agreement is also effective for the Signatories' heirs, assignees, designees, and introductory agents.

      b. By their signature below and execution of this Agreement, each of the named Signatories, separately and individually, and their associates, confirm that any corporation, partnership, organization, firm, company or individual of which the Signee is a part, member, principal, agent or otherwise associated with, is bound by this Agreement.

      c. This Agreement is a perpetuating guarantee for one (1) year from the date hereof, and is to be applied to any and all transactions involving Signatories, and investors introduced by CDC, including subsequent, follow-up, repeat, rollover, extended, or re-negotiated transactions, as well as to the initial transactions, regardless of the success of the project. The Signatories hereby confirm that the identities of the banks, lending institutions, corporations, partnerships, individuals, trust, lenders, borrowers, buyers, sellers, agents and brokers have been and are currently the property of the introducing party, and shall remain so for the duration of this Agreement.

      d. The Signatories (and their firms, etc.) agree to keep completely confidential, subject to applicable laws or court orders requiring disclosure, the names of any banks, lending institutions, corporations, partnerships, organizations, individuals, buyers, sellers, lenders, borrowers, agents, or brokers introduced by any of the other parties to this Agreement during the applicable transactions and for the duration of this Agreement. The confidentiality shall extend to any names, telephone numbers, addresses, fax and telex number, and any other identifying information. Such information is considered the property of the introductory Signatory, and the parties hereby agree, individually and separately, to discuss the same among themselves for the determination of what shall be disclosed, and what shall be kept confidential.

      e. It is understood that this Agreement is a reciprocal one by and between the Signatories as it pertains to each of their respective privileged information and contracts.

      f. It is understood that a Signatory cannot be considered or adjudged to be in violation of this Agreement when the violation is involuntary, i.e., due to situations beyond his/her control, such as, but not limited to, acts of war, theft, or another's connection having prior knowledge or possession of the privileged information or contacts without the intervention or assistance of the introductory Signatory. Essentially, the spirit of this Agreement is one of mutual trust and confidence, and one of reliance on each other to do what is fair and equitable.

      g. If any of the Signatories is an officer of their own corporation, this signature represents a corporate guarantee of corporate responsibility with respect to this Agreement.

8. Liability of CDC: The Company acknowledges that all opinions and financial advisory services, written or oral, given by CDC to the Company in connection with CDC's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the financial advisory services of CDC to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the company make any public references to CDC, or use CDC's name in any annual reports or any other reports or releases of the Company without CDC's prior written consent. CDC's maximum liability shall not exceed the cash compensation received from the Company.

9. CDC's Services to Others: The Company acknowledges that CDC or its affiliates are in the business of providing a range of financial advisory services and financial services to others. Nothing herein contained shall be construed to limit or restrict CDC in conducting such business with respect to others, or in rendering such financial advisory services and financial services to others.

10.   Company Information:

      a. The Company acknowledges and agrees that in performing its services under this engagement, CDC may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. The Company agrees to notify CDC in writing via overnight courier, facsimile or e-mail of any material event and/or change within twenty-four hours of its occurrence.

      b. Except as contemplated by the terms hereof or as required by applicable law, CDC shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as CDC determines to have a need to know.

11.   Indemnification:

      a. The Company shall indemnify and hold CDC harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the services rendered by CDC or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of acts or omissions of CDC. In addition, the Company shall also indemnify and hold CDC harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing. CDC's maximum liability shall not exceed the cash compensation received from the Company.

            CDC contends the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sold cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting there from any and all proceedings or hearings before any regulatory bodies and/or authorities.

            The Company shall give to CDC prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of CDC's indemnification and CDC thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting there from any and all proceedings or hearings before any regulatory bodies and/or authorities.

      b. CDC shall indemnify and hold the Company harmless from any claims or judgements involving fraud which are the result of any intentional act or intentional omission of CDC or its affiliates in connection with this Agreement.

      c. In order to provide for just and equitable contribution under the act in any case in which (i) any person entitled to indemnification under this Section 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry or a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 10, then, and in each such case, the Company and CDC shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the offering covered by the prospectus with respect to any transactions in connection with this Agreement (taking into account the position of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of the Contributing Party. The indemnification provisions contained in this
            Section 10 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

12. CDC an Independent Contractor: CDC shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that CDC shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

13. Agreement Renewal and Termination: This Agreement automatically renews unless either party terminates prior to sixty days from the termination date. Either party at anytime with thirty written notice may terminate this Agreement.

14. Survivability: All paragraphs (Fees, Indemnification, Non-circumvention, Liability, etc.) shall survive the termination of this Agreement.

15.   Miscellaneous:

      a. This Agreement between the Company and CDC constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein. The headings and captions in this Agreement are inserted for convenience and reference only and shall not be deemed a part hereof or used in the construction or interpretation hereof.

      b. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

            If to the Company, to:      John Haddock
                                        President
                                        DTOMI Inc.
                                        950 South Pine Island Road, Suite A150
                                        Plantation, FL 33324

            If to CDC, to:              Robert C. Lau
                                        Chairman and CEO
                                        Clayton Dunning, Inc.
                                        40 Wall Street, 31st Floor
                                        New York, NY 1005

      c. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

      d. This Agreement may be executed in any number of counterparts, each of whom together shall constitute one and the same original document.

      e. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

      f. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Connecticut, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 11(b) hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

                                       CLAYTON DUNNING & COMPANY, INC.


                                       By:
                                           -------------------------------------
                                           Name: Robert C. Lau
                                           Title: Chairman and CEO

                                       THE COMPANY


                                       By:
                                           -------------------------------------
                                           Name: John Haddock
                                           Title: President